 Exhibit 10.4
PAYCHECK PROTECTION PROGRAM LOAN

NOTE

SBA Loan #	PPP - 24986072-10
SBA Loan Name	PHARMA BIO SERV PR INC
Date	April 23, 2020
Loan Amount	$757,100.00
Interest Rate	1.00%
Borrower	PHARMA BIO SERV PR INC
Operating Company
Lender	Banco Popular de Puerto Rico

1
PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of seven hundred fifty-seven thousand one hundred with 00/100 Dollars ,interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

"Loan" means the loan evidenced by this Note.

"Loan Documents" means the documents related to this loan signed by Borrower.

"SBA" means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Interest Rate: The outstanding principal amount of this Note, shall bear interest from the date hereof until paid in full at a fixed annual rate equal to 100 basis points or 1%. The fixed interest rate will not be changed during the life of the loan.

Maturity: The maturity of the Loan is two years from the date of first disbursement of this loan (the "Maturity Date").

Deferral: Borrower does not have to make any payments for six months following the date of disbursement of the Loan. However, interest will continue to accrue on the Loan during the six-month deferment period.

Repayment: After the six-month deferment period, the Borrower shall repay the fully amortized outstanding Loan amount through 18 successive monthly payments of principal and interest in equal installments. Lender will apply any payment first to pay interest accrued as of the day the Lender receives the payment, then to bring principal current, and will apply any remaining balance to reduce principal.

Forgiveness: An amount up to the full principal amount of the Loan and any accrued interest can be forgiven in accordance with section 1106 of the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") and the corresponding regulations issued by SBA.

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program and the CARES Act.

The actual amount of loan forgiveness will depend, in part. on the total amount of payroll costs, payments of interest on mortgage obligations incurred before February 15, 2020, rent payments on leases dated before February 15, 2020, and utility payments under service agreements dated before February 15, 2020, over the eight-week period following the date of the Loan; provided, however, that not more than 25 percent of the loan forgiveness amount may be attributable to nonpayroll costs.

Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the Loan, except to the extent that such shareholder, member or partner uses the Loan proceeds for an unauthorized purpose.

4. DEFAULT

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.
Fails to do anything required by this Note and other Loan Documents;

B.
Defaults on any other loan with Lender;

C.
Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

D.
Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

E.
Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note.

F.        Fails to pay any taxes when due;

G.        Becomes the subject of a proceeding under any bankruptcy or insolvency law;

H.        Has a receiver or liquidator appointed for any part of their business or property;

I. Makes an assignment for the benefit of creditors;

J. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note.

K. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or

L.
Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrowers' ability

5.
LENDER' S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;

B. Collect all amounts owing from any Borrower; or

C. File suit and obtain judgment.

6.
LENDER' S GENERAL POWERS:

Without notice and without Borrower's consent, Lender may:

A. Release anyone obligated to pay this Note; or

B. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan.

C.
Take any action necessary to collect amounts owing on this Note

7.
WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.
SUCCESSORS AND ASSIGNS

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.
GENERAL PROVISIONS

A. All individuals and entities signing this Note are jointly and severally liable.

B. Borrower waives all suretyship defenses.

C. Borrower must sign all documents necessary at any time to comply with the Loan Documents.

D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F. If any part of this Note is unenforceable, all other parts remain in effect.

G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

10.
PAYCHECK PROTECTION PROGRAM PROVISIONS:

A. Payment, as set forth in Section 3 above, shall be deferred as prescribed by the CARES Act, as may be amended from time to time, and any implementing regulations promulgated thereunder. Borrower may elect to defer payment for up to six (6) months from the date the Loan is funded.

B. Interest on the Loan will accrue as described in Section 3 for the duration of any deferral.

C. Borrower may apply for forgiveness of certain amounts under this Note as set forth in the CARES Act, as may be amended from time to time, and any implementing regulations promulgated thereunder.

11.
STATE-SPECIFIC PROVISIONS:

N/A.

12.          BORROWER 'S NAME(S) AND SIGNATURE(S):

 By signing below, each individual or entity becomes obligated under this Note as Borrower.

 PHARMA BIO SERV PR INC

 By:/s/ Pedro J. Lasanta Robles
Pedro J. Lasanta Robles
CFO